Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to the Registration Statement (No. 333-183808) on Form S-1 of Energy & Exploration Partners, Inc. of our report, which is dated May 13, 2013, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Hein & Associates LLP

Dallas, Texas

November 14, 2013